UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2012

NEXEO SOLUTIONS HOLDINGS, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-179870-02	27-4328676
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9303 New Trails Drive, Suite 400 The Woodlands, Texas		77381
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 297-0700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

On November 12, 2012, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Nexeo Solutions Holdings, LLC (the “Company”) voted to adjust the base compensation of certain executive officers of Nexeo Solutions, LLC, including Ross J. Crane, Executive Vice President and Chief Financial Officer, and David L. Chapman, Executive Vice President and Chief Information Officer. Effective November 26, 2012, base compensation for Messrs. Crane and Chapman will be $440,000 and $300,000, respectively.

The Compensation Committee also approved a one-time grant of Series B Units to certain members of management. Pending a threshold value determination, the Company will grant Series B Units to the following executive officers of Nexeo Solutions, LLC in the amounts set forth below:

Series B Unit Grants

Name	Title	Series B Units
Lisa P. Britt	Executive Vice President and Chief Human Resources Officer	250,000
Ross J. Crane	Executive Vice President, Chief Financial Officer and Assistant Treasurer	400,000
David L. Chapman	Executive Vice President and Chief Information Officer	250,000
Michael B. Farnell, Jr.	Executive Vice President, Chief Legal Officer, Secretary and Assistant Treasurer	100,000

Fifty percent of the Series B Units granted to each officer will be time-based units and will vest annually over a five year period. The remaining Series B units will be performance-based units and will vest in accordance with a performance-based schedule that is divided into five, twelve month periods.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXEO SOLUTIONS HOLDINGS, LLC

By:	/s/ Michael B. Farnell, Jr.
Michael B. Farnell, Jr. Executive Vice President and Chief Legal Officer

Dated: November 16, 2012